EXHIBIT 99.1




(BW) (INTERVEST-BANCSHARES) (IBCA)


       INTERVEST BANCSHARES CORPORATION GRIEVES THE DEATH OF ITS CHAIRMAN
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         Business Editors - New York - (Business Wire - August 9, 2006)

     Intervest Bancshares Corporation (NASDAQ: IBCA) announced today that its Chairman and founder, Jerome Dansker, age 87, passed away last night after a brief illness. Consistent with the Company's succession planning, his duties will be assumed by his son, Lowell S. Dansker, the Company's Vice Chairman and President.

     Mr. Dansker, a director and chief executive officer of Intervest since its formation in 1993, had an illustrious career in the real estate and banking businesses. "We are deeply saddened by the passing of Jerome Dansker," said Michael Callen, a director of Intervest. "His leadership and experience, and his unfailing dedication to the Company, will be sorely missed. Our deepest condolences go out to his wife and family."

Intervest Bancshares Corporation is a financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and five full-service banking offices in Clearwater and Gulfport, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities Corporation, a broker/dealer and an NASD member firm. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ National Market: Trading Symbol IBCA.



CONTACT:  LOWELL S. DANSKER,
          VICE CHAIRMAN AND PRESIDENT,
          Intervest Bancshares Corporation
          One Rockefeller Plaza (Suite 400)
          New York, New York 10020-2002
          212-218-2800 Fax 212-218-2808